Exhibit 99.2

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF ILLINOIS

In re ATI Physical Therapy, Inc. Shareholder Derivative Litigation	Case No. 1:21-cv-06415
This Document Relates To: ALL ACTIONS	DEMAND FOR JURY TRIAL

[Caption continued on the next page]

IN THE COURT OF CHANCERY
OF THE STATE OF DELAWARE

PHILLIP GOLDSTEIN,

Plaintiff,

         v.

FORTRESS ACQUISITION SPONSOR II, LLC, LABEED DIAB, JOSEPH JORDAN, CEDRIC COCO, RAY WAHL, JOHN L. LARSEN, JOHN MALDONADO, CARMINE PETRONE, JOANNE M. BURNS, CHRISTOPHER KRUBERT, JAMES E. PARISI, JOSHUA A. PACK, ANDREW A. MCKNIGHT, MARC FURSTEIN, AARON F. HOOD, CARMEN A. POLICY, SUNIL GULATI, LESLEE COWEN, RAKEFET RUSSAK-AMINOACH, DANIEL BASS, and MICAH KAPLAN,
Defendants,

and

ATI PHYSICAL THERAPY, INC.,

Nominal Defendant.

Case No. 2023-0582-NAC

NOTICE OF PENDENCY AND PROPOSED
SETTLEMENT OF STOCKHOLDER DERIVATIVE CLAIMS

TO:
ALL RECORD AND BENEFICIAL OWNERS OF COMMON STOCK OF ATI PHYSICAL THERAPY, INC. (“ATI” OR THE “COMPANY”) AS OF MAY 28, 2024 (“CURRENT ATI STOCKHOLDERS”) (EXCLUDING THE INDIVIDUAL DEFENDANTS, THE ENTITY DEFENDANTS, THE OFFICERS AND DIRECTORS OF ATI, MEMBERS OF THEIR IMMEDIATE FAMILIES, THEIR LEGAL REPRESENTATIVES, HEIRS, SUCCESSORS, OR ASSIGNS, ANY ENTITY IN WHICH THE INDIVIDUAL DEFENDANTS HAVE OR HAD A CONTROLLING INTEREST, AND THEIR SUCCESSORS-IN-INTEREST).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY, AS YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE ABOVE-CAPTIONED ACTIONS.  THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF DERIVATIVE CLAIMS AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.  YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THE ABOVE-CAPTIONED ACTIONS.

IF THE COURT APPROVES THE SETTLEMENT OF THE DERIVATIVE CLAIMS IN THE ABOVE-CAPTIONED DERIVATIVE ACTIONS, STOCKHOLDERS OF ATI AND ATI WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE, AND FROM PURSUING THE RELEASED CLAIMS.

PLEASE NOTE THAT THIS SETTLEMENT DOES NOT CONCERN “CLASS ACTION” CLAIMS, AND NO INDIVIDUAL STOCKHOLDER HAS THE RIGHT TO BE COMPENSATED AS A RESULT OF THE SETTLEMENT OF THE DERIVATIVE CLAIMS.  THERE IS NO PROOF OF CLAIM FORM FOR STOCKHOLDERS TO SUBMIT IN CONNECTION WITH THIS SETTLEMENT, AND STOCKHOLDERS ARE NOT REQUIRED TO TAKE ANY ACTION IN RESPONSE TO THIS NOTICE.

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the U.S. District Court for the Northern District of Illinois (the “Court”) that a proposed Settlement1 has been reached concerning the derivative claims in an action captioned In re ATI Physical Therapy, Inc. S’holder Derivative Litigation, No. 1:21-cv-06415 (N.D. Ill.) (the “Ghaith Action”).  In addition to the Ghaith Action, if approved, the Settlement will also resolve the derivative claims in the related action captioned Goldstein v. Fortress Acquisition Sponsor II, LLC et al., No. 2023-0582-NAC (Del. Ch.) (the “Goldstein Action,” and together with the Ghaith Action, the “Derivative Actions”).

The Stipulation was entered into by and among:  (i) Plaintiffs Vinay Kumar, Ziyang Nie, Julia Chang, and Brendan Reginbald (collectively, the “Ghaith Plaintiffs”), each of whom commenced actions in the Court; (ii) Plaintiff Phillip Goldstein (together with the Ghaith Plaintiffs, “Plaintiffs”), who commenced the Goldstein Action in the Delaware Court of Chancery; (iii) Nominal Defendant ATI f/k/a FVAC; (iv) Defendants Labeed S. Diab, Joseph Jordan, John L. Larsen, John Maldonado, Carmine Petrone, Joanne M. Burns, Christopher Krubert, James E. Parisi, Andrew A. McKnight, Joshua A. Pack, Marc Furstein, Leslee Cowen, Aaron F. Hood, Carmen A. Policy, Rakefet Russak-Aminoach, Sunil Gulati, Cedric Coco, Ray Wahl, Daniel Bass, Micah Kaplan, and Teresa Sparks (collectively, the “Individual Defendants”); and (v) Defendants Fortress Investment Group LLC and Fortress Acquisition Sponsor II, LLC (together, the “Entity Defendants,” and together with the Individual Defendants, “Defendants,” and together with Plaintiffs and ATI, the “Parties”).

As explained below, a hearing will be held on September 24, 2024 at 12:15 p.m., before the Honorable Edmond E. Chang (the “Settlement Hearing”), at which the Court will determine whether to approve the Settlement.  You have an opportunity to be heard at this hearing.

The terms of the proposed Settlement are set forth in the Stipulation and the exhibits attached thereto and are summarized in this Notice.  This Notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and which is also available for viewing at http://investors.atipt.com/events-and-presentations/Derivative-Settlement.

1 All capitalized terms herein have the same meanings as set forth in the Stipulation and Agreement of Settlement, dated May 28, 2024 (the “Stipulation”).

  This Notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Derivative Actions, but it is merely to advise you of the pendency and settlement of the derivative claims in the Derivative Actions.

THERE IS NO CLAIMS PROCEDURE.  This case was brought to protect the interests of ATI.  The Settlement will result in a monetary payment to the Company, not in payment to individuals, and accordingly, there will be no claims procedure.

WHAT IS THE PURPOSE OF THIS NOTICE?

1.          The purpose of this Notice is to inform ATI stockholders of:

•	the existence of the derivative claims in the Ghaith Action in the Court and the Goldstein Action in the Delaware Court of Chancery, which were brought on behalf of and for the benefit of ATI;

•	the Settlement between Plaintiffs and Defendants reached to resolve the derivative claims in the Derivative Actions, subject to Court approval, as provided in the Stipulation;

•
the hearing to be held by the Court on September 24, 2024 to consider the fairness, reasonableness, and adequacy of the Settlement, and dismissal of the derivative claims in the Ghaith Action with prejudice;

•	Plaintiffs’ Counsel’s application to the Court for an award of attorneys’ fees and expenses (the “Fee and Expense Amount”); and

•	Plaintiffs’ Counsel’s application to the Court for service awards to the Plaintiffs (the “Service Awards”).

2.          The Stipulation and the Settlement, subject to the approval of the Court, are intended by the Parties to completely, fully, finally, and forever release, relinquish, settle, and discharge the Released Claims and result in the complete dismissal of the derivative claims in the Derivative Actions with prejudice, upon the terms and subject to the conditions set forth in the Stipulation.  Upon the Settlement and the Direct Claims Settlement becoming Final, Plaintiff Goldstein in the Goldstein Action has agreed to dismiss that action with prejudice.  The Settlement is the product of good faith and arm’s-length settlement negotiations overseen by an experienced mediator.

3.          This Notice is a summary only and does not describe all of the details of the Stipulation.  For full details of the matters discussed in this Notice, please see the full Stipulation and its exhibits posted on ATI’s website, http://investors.atipt.com/events-and-presentations/Derivative-Settlement, contact Plaintiffs’ Counsel at the addresses listed below, or inspect the full Stipulation filed with the Court.

WHAT ARE THE DERIVATIVE ACTIONS ABOUT? WHAT HAS HAPPENED SO FAR?

4.          The derivative claims in the Derivative Actions are brought on behalf of ATI, and allege claims for breach of fiduciary duty and other related claims against the Individual Defendants and Entity Defendants in connection with Plaintiffs’ allegations that these defendants wrongfully agreed to the acquisition of Wilco Holdco, Inc. by Fortress Value Acquisition Corp. II (now known as ATI), which arose from an unfair process, including disclosure defects regarding staffing retention issues the Company was experiencing leading up to the Business Combination and insufficient due diligence performed in connection with the Business Combination, and which resulted in a majority of stockholders voting to approve the transaction, all for the Individual Defendants’ own material gain.  Defendants have denied, and continue to deny, all allegations of wrongdoing or liability asserted in the Derivative Actions.

A.	The Ghaith Action

5.          On December 1, 2021, May 10, 2022, and September 22, 2022, respectively, Plaintiffs Hamza Ghaith, Vinay Kumar, and Brendan Reginbald filed stockholder derivative complaints on behalf of ATI, which were subsequently consolidated and styled In re ATI Physical Therapy, Inc. S’Holder Derivative Litig., No. 1:21-cv-06415 (N.D. Ill) (the “Ghaith Action”).  On November 21, 2022, the Ghaith Plaintiffs filed in the Court a consolidated amended stockholder derivative complaint on behalf of Nominal Defendant ATI and against Defendants Fortress Investment Group LLC, Fortress Acquisition Sponsor II, LLC, Labeed Diab, Joseph Jordan, John L. Larsen, John Maldonado, Carmine Petrone, Joanne M. Burns, Christopher Krubert, James E. Parisi, Andrew A. McKnight, Joshua A. Pack, Marc Furstein, Leslee Cowen, Aaron F. Hood, Carmen A. Policy, Rakefet Russak-Aminoach, and Sunil Gulati (collectively, with Teresa Sparks, the “Ghaith Defendants”), asserting claims for breach of fiduciary duty, aiding and abetting breach of fiduciary duty, unjust enrichment, contribution, indemnification, and violations of Section 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”).

6.          On January 20, 2023, the Ghaith Defendants moved to dismiss the consolidated amended stockholder derivative complaint.  Instead of opposing the Ghaith Defendants’ motions, on March 3, 2023, the Ghaith Plaintiffs filed a motion for leave to file a consolidated second amended stockholder direct and derivative complaint, which the Court granted on March 31, 2024.  On April 2, 2024, the Ghaith Plaintiffs filed their consolidated second amended stockholder direct and derivative complaint, which, in addition to the derivative claims described above, asserted direct claims for breach of fiduciary duty, aiding and abetting breach of fiduciary duty, and unjust enrichment.

7.          On April 24, 2024, the Ghaith Plaintiffs and the Ghaith Defendants filed a joint motion to stay all deadlines and proceedings based on settlement, which the Court granted on April 30, 2024.

B.	The Goldstein Action

8.          On June 1, 2023, Plaintiff Phillip Goldstein filed a dual putative class action and stockholder derivative complaint, styled Goldstein v. Diab, et al.. No. 2023-0582-NAC (Del. Ch.) (the “Goldstein Action”), in the Delaware Court of Chancery against Defendants Labeed Diab, Joseph Jordan, Cedric Coco, Ray Wahl, John L. Larsen, John Maldonado, Carmine Petrone, Joanne M. Burns, Christopher Krubert, James E. Parisi, Andrew A. McKnight, Joshua A. Pack, Marc Furstein, Leslee Cowen, Aaron F. Hood, Carmen A. Policy, Rakefet Russak-Aminoach, and Sunil Gulati (collectively with Fortress Acquisition Sponsor II, LLC, Daniel Bass, and Micah Kaplan, the “Goldstein Defendants”).  On August 8, 2023, Plaintiff Goldstein filed an amended complaint, adding Fortress Acquisition Sponsor II, LLC, Daniel Bass, and Micah Kaplan as defendants, and asserting direct claims for tortious interference, breach of fiduciary duty, and aiding and abetting breach of fiduciary duty on behalf of stockholders who were entitled to, but did not, redeem their shares of FVAC Class A common stock prior to the Business Combination, as well as derivative claims for fraud, breach of fiduciary duty, and aiding and abetting breach of fiduciary duty on behalf of ATI.  On October 6, 2023, the court granted a motion to stay the Goldstein Action pending resolution of motions to dismiss in a related putative class action captioned Robinson v. Fortress Acquisition Sponsor II, LLC, et al., No. 2023-0142-NAC (Del. Ch.) (the “Robinson Action”).2  On April 25, 2024, the parties filed a letter advising the court that they had reached an agreement in principle to settle the Goldstein Action and related matters.

C.	Settlement Negotiations

9.          In January 2024, the Parties, along with the parties to the Robinson Action, began engaging in settlement discussions supervised by former District Court Judge Layn Phillips (the “Mediator”) and his team at Phillips ADR Enterprises (“PADRE”).  Though these initial settlement discussions did not lead to a settlement, a framework for potential resolution was discussed, and the Parties agreed to participate in a formal, in-person mediation session.   On March 7, 2024, the Parties, along with the parties to the Robinson Action and the Securities Action,3 participated in an in-person mediation session with the Mediator but did not reach a resolution at that time.  The Parties continued settlement discussions following the March 7, 2024 mediation under the supervision of and facilitated by the Mediator.

10.         On March 12, 2024, the Parties participated in another mediation with the Mediator via Zoom in an attempt to reach a resolution of the claims.  No resolution was reached at the March 12, 2024 mediation; however, extensive negotiations followed the March 12, 2024 mediation session, including separate caucus sessions, joint sessions, and email communications with the Mediator and counsel.

2 The Robinson Action asserts direct claims for breach of fiduciary duty and aiding and abetting breach of fiduciary duty, on behalf of similarly situated record and beneficial FVAC Class A common stockholders who were entitled to, but did not, redeem their FVAC shares prior to the Business Combination against Defendants Fortress Acquisition Sponsor II, LLC, Andrew A. McKnight, Joshua A. Pack, Marc Furstein, Leslee Cowen, Aaron F. Hood, Carmen A. Policy, Rakefet Russak-Aminoach, Sunil Gulati, Daniel N. Bass, Micah B. Kaplan, and Labeed Diab in the Delaware Court of Chancery.

3 The Securities Action refers to a related federal securities class action captioned Burbige, et al. v. ATI Physical Therapy, Inc. f/k/a Fortress Value Acquisition Corp. II, et al., No. 1:21-cv-04349 (N.D. Ill.). In December 2023, the parties in the Securities Action participated in an in-person private mediation with the Mediator which led to tentative agreement to settle that action in January 2024.

11.        On April 22, 2024, the Mediator issued, and the Parties accepted, a double-blind Mediator’s Recommendation which resolved all claims (both derivative and direct) asserted in the Ghaith Action, the Goldstein Action, the Securities Action, and the Robinson Action (collectively, the “Actions”).

12.        On June 11, 2024, the Court entered the Preliminary Approval Order in connection with the Settlement, which, among other things, authorized this Notice and scheduled the Settlement Hearing to consider whether to grant final approval of the Settlement.

WHAT ARE THE PRINCIPAL TERMS OF THE SETTLEMENT?

13.         Pursuant to the terms of the Settlement set forth in the Stipulation, in consideration of the full settlement, satisfaction, compromise, and release of the Released Plaintiff Claims (defined in ¶ 20 below) against the Released Defendant Persons (defined in ¶ 20 below), and the Released Defendant Claims (defined in ¶ 20 below) against the Released Plaintiff Persons (defined in ¶ 20 below), and the dismissal with prejudice of the derivative claims in the Derivative Actions, Defendants shall cause their excess Side A D&O insurance carriers to pay $6.45 million to the Company exclusively for the release of the derivative claims asserted in the Derivative Actions (the “Cash Payment”).

WHAT ARE THE PARTIES REASONS FOR THE SETTLEMENT?

14.       Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Derivative Actions have merit.  However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the risk, expense, time, and uncertainty inherent in the continued prosecution of their claims in the Derivative Actions through trial and any subsequent appeal(s).  Plaintiffs and Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Derivative Actions, as well as the difficulties, risks, and delays inherent in such litigation.  Plaintiffs and Plaintiffs’ Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Derivative Actions.  Based on their investigation and evaluation, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement set forth in the Stipulation is in the best interests of ATI and its stockholders.

15.       Defendants have denied, and continue to deny, any and all allegations of fault, wrongdoing, liability, or damages whatsoever.  Specifically, Defendants have expressly denied, and continue to deny, each and all of the claims by Plaintiffs in the Derivative Actions, including, without limitation, any liability arising out of any conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Derivative Actions.  Without limiting the foregoing, Defendants have denied, and continue to deny, among other things, that they have committed any violations of the Securities Exchange Act of 1934 or other law, have engaged in any wrongdoing whatsoever, have breached their fiduciary duties or any other duty owed to ATI or its stockholders, have acted improperly in any way, have any liability or owe any damages of any kind to ATI or its stockholders, and/or were unjustly enriched.  Defendants maintain that their conduct was at all times proper, in the best interests of ATI and its stockholders, and in compliance with applicable law.  Defendants also deny that ATI or its stockholders suffered any damage or were harmed by any act, omission, or conduct by Defendants that was alleged or could have been alleged in the Derivative Actions.  Defendants have further asserted, and continue to assert, that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of ATI and all of its stockholders.  In addition, Defendants maintain that they have meritorious defenses to all claims alleged in the Derivative Actions.

16.       Nonetheless, Defendants are entering into the Stipulation and the Settlement to eliminate the burden, expense, and uncertainties inherent in further litigation, and without admitting the validity of any allegations made in the Derivative Actions or any liability with respect thereto, having concluded that it is desirable for the derivative claims in the Derivative Actions to be fully and finally settled and dismissed in the manner and upon the terms and conditions set forth in the Stipulation.  Defendants, therefore, have determined that it is in the best interests of the Company and its stockholders for the derivative claims asserted in the Derivative Actions to be settled in the manner and upon the terms and conditions set forth in the Stipulation.

17.        For the avoidance of doubt, nothing in the Stipulation or the Settlement shall be construed as an admission by Defendants of any wrongdoing, fault, liability, or damages whatsoever or any infirmity in the in the defenses that Defendants could have asserted.

HOW WILL PLAINTIFFS’ COUNSEL BE PAID?

18.         The Parties agree that, subject to Court approval, Plaintiffs’ Counsel in the Derivative Actions are entitled to a reasonable fee and expense amount, and the Company agrees that the Fee and Expense Amount of $1,550,000 is a fair and reasonable compensation for securing the Cash Payment for ATI.  The Parties further stipulate that Plaintiffs may apply to the Court for reasonable Service Awards for Plaintiffs of $2,500.00 each, only to be paid upon the Court’s approval, and to be paid from the Fee and Expense Amount awarded by the Court in recognition of Plaintiffs’ participation and effort in the prosecution of the Derivative Actions.  All of the terms of the Settlement, including the payment of the Fee and Expense Amount and the Service Awards, are subject to approval by the Court.

19.        It is not a condition of the Stipulation, the Settlement, or the Judgment that the Court award any attorneys’ fees or expenses to Plaintiffs’ Counsel.  The Court may consider and rule upon the fairness, reasonableness, and adequacy of the Settlement independently of the Fee and Expense Amount.  In the event that the Court does not award attorneys’ fees or expenses, or in the event the Court makes an award in an amount that is less than the amount requested by Plaintiffs’ Counsel or is otherwise unsatisfactory to Plaintiffs’ Counsel, or in the event that any such award is vacated or reduced on appeal, the Settlement, including the effectiveness of the Releases and other obligations of the Parties, nevertheless shall remain in full force and effect.  The failure of the Court to approve any Service Award, in whole or in part, also shall have no effect on the Settlement, and the effectiveness of the Releases and other obligations of the Parties set forth in the Stipulation nevertheless shall remain in full force and effect.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS WILL BE RELEASED?

20.      If the Settlement is approved, the Court will enter the Judgment.  Pursuant to the Judgment, upon the Effective Date of the Settlement, the derivative claims in the Derivative Actions will be dismissed with prejudice and the following releases will occur:

Release of Claims by Plaintiffs.  ATI, the Released Plaintiff Persons (individually and derivatively on behalf of ATI), and each and every stockholder of ATI (solely in their capacities as ATI stockholders), derivatively on behalf of ATI, shall and hereby completely, fully, finally, and forever release, relinquish, settle, and discharge his, her, or its right to assert any or all of the Released Plaintiff Claims (including Unknown Claims) against any of the Released Defendant Persons, and shall be forever barred and enjoined from commencing, asserting, instituting, or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, involving any of the Released Plaintiff Claims against any of the Released Defendant Persons.

Release of Claims by Defendants.  ATI and the Released Defendant Persons each shall and hereby completely, fully, finally, and forever release, relinquish, settle, and discharge his, her, or its right to assert any or all of the Released Defendant Claims (including Unknown Claims) against any of the Released Plaintiff Persons, and shall be forever barred and enjoined from commencing, asserting, instituting, or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, involving any of the Released Defendant Claims against any of the Released Plaintiff Persons.

“Released Defendant Claims” means any and all claims, demands, rights, causes of action, sanctions, complaints, and liabilities whatsoever, whether based in law or equity, arising under federal, state, local, statutory, or common law, or other law, rule, or regulation, including both known claims and Unknown Claims, that arise out of or relate in any way to the institution, prosecution, or settlement of the Derivative Actions.  The Released Defendant Claims do not include any claims to enforce the Settlement, any claims between or among Defendants and Released Defendant Persons, and any claims between Defendants and Released Defendant Persons and their respective insurers.

“Released Defendant Persons” means each and all of the following:  (i) each and every Defendant in the Derivative Actions; (ii) such Defendants’ respective present and former parents, affiliates, subsidiaries, divisions, general partners, limited partners, directors, officers, and any Person in which any such Defendant has or had a controlling interest; and (iii) the present and former members of the immediate family, heirs, principals, trustees, trusts, executors, administrators, predecessors, successors, assigns, members, agents, subsidiaries, employees, officers, managers, directors, general partners, limited partners, bankers, attorneys, accountants, auditors, representatives, estates, divisions, advisors, estate managers, indemnifiers, insurers, and reinsurers of each of the Persons listed in subparts (i) or (ii) of this definition.

“Released Plaintiff Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, counterclaims, offsets, issues, and controversies of any kind, nature, or description whatsoever, whether accrued or unaccrued, disclosed or undisclosed, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, whether based on state, local, federal, statutory, regulatory, common, or other law or rule, including known claims and Unknown Claims, that:  (i) were asserted derivatively in the Derivative Actions, or (ii) Plaintiffs (individually or derivatively on behalf of ATI) or ATI ever had, now have, or hereafter can, shall, or may have that in any way arise out of, are based upon, relate to, or concern the claims, allegations, transactions, facts, circumstances, events, acts, disclosures, statements, representations, omissions, or failures to act alleged, set forth, referred to, or involved in the Derivative Actions.  For the avoidance of doubt, the Released Plaintiff Claims do not include, and the Settlement does not release or impair:  (i) any direct claims that are asserted or could have been asserted in  Derivative Actions (which claims are being released in connection with the Direct Claims Settlement); and (ii) any claims to enforce the Settlement and the Stipulation.

“Released Plaintiff Persons” means Plaintiffs, Plaintiffs’ Counsel, and their respective current and former officers, directors, agents, parents, affiliates, subsidiaries, successors, predecessors, assigns, assignees, partnerships, partners, trustees, trusts, employees, immediate family members,  insurers, reinsurers, and attorneys, in their capacities as such.

“Unknown Claims” means any of the claims that a Party does not know or suspect to exist in his, her, or its favor at the time of the release of such claims, which, if known by him, her, or it, might have affected his, her, or its decision(s) with respect to the Settlement.  With respect to any and all Released Plaintiff Claims and Released Defendant Claims, the Parties stipulate and agree that, upon the Effective Date of the Settlement, the Parties shall expressly waive any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Parties acknowledge that the foregoing waiver was separately bargained for and a key element of the Settlement.  The Parties may hereafter discover facts in addition to or different from those that they now know or believe to be true with respect to the Released Claims, but, upon the Effective Date, the Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, which now exist, heretofore have existed, or may in the future exist, upon any theory of law or equity, without regard to the subsequent discovery or existence of such different or additional facts.

21.         The Effective Date of the Settlement will be the first date upon which the following conditions of the Settlement have been met or waived:  (i) Court approval of the Notice, and the subsequent dissemination of the Notice to ATI stockholders; (ii) Court approval of the Settlement and the Court entering the Judgment, approving the Settlement, dismissing the derivative claims in the Ghaith Action with prejudice, and entering the Releases; (iii) the payment of the Fee and Expense Amount; (iv) the passing of the date upon which the Judgment becomes Final; (v) the Court has approved the Direct Claims Settlement and has entered a judgment or order approving the Direct Claims Settlement and that judgment or order has become Final; and (vi) the dismissal of the Goldstein Action with prejudice.

WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD?
DO I HAVE THE RIGHT TO APPEAR AT THE SETTLEMENT HEARING?
MAY I OBJECT TO THE SETTLEMENT AND SPEAK AT THE SETTLEMENT HEARING IF I DO NOT LIKE THE SETTLEMENT?

22.        YOU ARE HEREBY NOTIFIED that a hearing will be held on September 24, 2024 at 12:15 p.m., before the Honorable Edmond E. Chang of the U.S. District Court for the Northern District of Illinois, Everett McKinley Dirksen U.S. Courthouse, 219 South Dearborn Street, Chicago, IL 60604 for the following purposes:  (i) to determine whether the proposed Settlement of the Derivative Actions on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate, and in the best interests of ATI and its stockholders; (ii) to determine whether to approve the Fee and Expense Amount and Service Awards; (iii) to determine whether the Judgment should be entered dismissing the derivative claims in the Ghaith Action with prejudice and releasing the Released Claims against the Released Persons; (iv) to consider any objections to the Settlement, the Fee and Expense Amount, and/or the Service Awards; and (v) to consider any other matters as the Court may deem appropriate.

23.         The Court reserves the right to adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to you of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof.  The Court further reserves the right to approve the Stipulation and the Settlement, at or after the Settlement Hearing, with such modifications as may be consented to by the Parties and without further notice to you.  Further, the Court may render its Judgment and order the payment of a Fee and Expense Amount, all without further notice.  The Court further reserves the right to hold the Settlement Hearing telephonically or by videoconference without further notice to ATI stockholders.  Any ATI stockholder (or his, her, or its counsel) who wishes to appear at (or otherwise attend) the Settlement Hearing should consult the Court’s calendar and/or ATI’s website, http://investors.atipt.com/events-and-presentations/Derivative-Settlement, for any change in date, time, or format of the Settlement Hearing.  You may also confirm the date and time of the Settlement Hearing by contacting Plaintiffs’ Counsel as indicated in ¶ 25 below.

24.        Any Current ATI Stockholder may object to the Settlement of the Derivative Actions, the proposed Judgment, the proposed Fee and Expense Amount, and/or the Service Awards, and may also (but need not) appear in person or by his, her, or its attorney at the Settlement Hearing.  To object, such stockholders must submit a written statement explaining the stockholder’s objection(s) and the reasons for such objection(s), including any legal and evidentiary support the objector wishes to bring to the Court’s attention, and shall also take the following actions and be subject to the following conditions:  (i) submit a written statement identifying such stockholder’s name, address, and telephone number, and, if represented by counsel, the name, address, and telephone number of counsel; (ii) be signed by the objector; (iii) state the case name and number, In re ATI Physical Therapy, Inc. S’holder Derivative Litigation, No. 1:21-cv-06415 (N.D. Ill.), or Goldstein v. Fortress Acquisition Sponsor II, LLC, et al., No. 2023-0582-NAC (Del. Ch.); (iv) provide proof of current ownership of ATI common stock, including the number of shares of ATI common stock held, and contain a statement that the objector continues to hold shares of ATI common stock as of the date of the filing of any such objection and will continue to hold shares of ATI common stock as of the date of the Settlement Hearing, as well as documentary evidence of when such stock ownership was acquired; (v) submit any documentation in support of such objection(s), including clearly identifying any and all evidence (including any witnesses the objector intends to call and a statement as to the subjects of their testimony) that would be presented at the Settlement Hearing in connection with such objection(s); (vi) identify any case (by name and court) in which the objector or his, her, or its attorney, if any, has objected to a settlement in the last three (3) years; and (vii) include a proof of service.  If the stockholder wishes to appear at the Settlement Hearing, whether personally or through counsel, he, she, or it must also include a statement of intention to appear at the Settlement Hearing.  Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and shall not be permitted to appear at the Settlement Hearing, except for good cause shown.  Any ATI stockholder who does not timely file and serve a written objection complying with the above terms shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred.

25.          IF YOU WISH TO MAKE A WRITTEN OBJECTION, IT MUST BE RECEIVED BY THE COURT NO LATER THAN SEPTEMBER 10, 2024 BY HAND OR FIRST CLASS MAIL.  The Clerk’s address is:

Clerk of the Court
Everett McKinley Dirksen U.S. Courthouse,
219 South Dearborn Street,
Chicago, IL 60604

YOU MUST ALSO DELIVER COPIES OF THE MATERIALS TO THE PARTIES’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN SEPTEMBER 10, 2024.  Counsel’s addresses are:

JOHNSON FISTEL, LLP Michael I. Fistel, Jr. 40 Powder Springs Street Marietta, GA 30064 Counsel for Plaintiffs
WEIL, GOTSHAL & MANGES LLP
John A. Neuwirth
Joshua S. Amsel
767 Fifth Avenue
New York, NY 10153

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Scott D. Musoff
One Manhattan West
New York, NY 10001

Counsel for Defendants

26.         Any stockholder who fails to object in the manner described above shall be:  (i) deemed to have waived and forfeited any objection to any aspect of the Settlement, Judgment, Fee and Expense Amount, and/or Service Awards; (ii) forever barred and foreclosed from raising such objection in the Derivative Actions, or any other action or proceeding, including objecting to the fairness, reasonableness, or adequacy of the Settlement, the Stipulation, the Judgment to be entered approving the Settlement, the Fee and Expense Amount, or the Service Awards; (iii) deemed to have waived and be forever barred and foreclosed from being heard, in this or any other suit, action, or proceeding (including, without limitation, any right of appeal), with respect to any matters concerning the Settlement, the Stipulation, the Judgment, the Fee and Expense Amount, or the Service Awards; and (iv) bound by the Judgment and the releases of claims therein.

ATI STOCKHOLDERS AS OF MAY 28, 2024 THAT HAVE NO OBJECTION TO THE SETTLEMENT, JUDGMENT, FEE AND EXPENSE AMOUNT, AND/OR SERVICE AWARDS DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

WHAT IS THE EFFECT OF THE SETTLEMENT?

27.       Pending the Court’s determination as to final approval of the Settlement, (i) all proceedings concerning derivative claims in the Ghaith Action, other than proceedings as may be necessary to carry out the terms and conditions of the Stipulation, have been stayed until otherwise ordered by the Court; (ii) Plaintiffs (individually or derivatively on behalf of ATI), and all other ATI stockholders (derivatively on behalf of ATI) are barred and enjoined from commencing, asserting, instituting, or in any way participating in the commencement or prosecution of any action or other proceeding in any forum, involving any of the Released Claims against any of the Released Persons; and (iii) Defendants are barred and enjoined from commencing, asserting, instituting, or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, involving any of the Released Claims against any of the Released Persons.

28.      As of the Effective Date, the Parties shall be finally and forever bound by the Settlement and the Judgment.  The Judgment, including, without limitation, the Releases set forth therein, shall have res judicata, collateral estoppel, and all other preclusive effects in all pending and future lawsuits, arbitrations, or other suits, actions, or proceedings involving any of the Released Persons arising out of or relating to the Released Claims.

WHO SHOULD I CONTACT IF I HAVE QUESTIONS?

29.         This Notice does not purport to be a comprehensive description of the Derivative Actions, the allegations related thereto, the terms of the Settlement, or the Settlement Hearing.  This Notice is a summary description of the Derivative Actions, the complaints in the Derivative Actions, the terms of the Settlement, and the Settlement Hearing.  For a more detailed statement of the matters involved in the Derivative Actions, reference is made to the Stipulation and its exhibits, copies of which may be reviewed and downloaded at http://investors.atipt.com/events-and-presentations/Derivative-Settlement.

30.         Inquiries regarding the proposed Settlement also may be made to Plaintiffs’ Counsel in the Derivative Actions:  Michael I. Fistel, Jr., Johnson Fistel, LLP, 40 Powder Springs Street, Marietta, GA 30064, telephone: (470) 632-6000.

DO NOT CONTACT THE CLERK OF THE COURT REGARDING THIS NOTICE

DATED: June 20, 2024	BY ORDER OF THIS COURT
U.S. DISTRICT COURT FOR THE NORTHERN
DISTRICT OF ILLINOIS